PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                 OF THE HERZFELD CARIBBEAN BASIN FUND, INC.

                      The undersigned hereby appoints Cecilia Gondor-Morales, as attorney, with full powers of substitution and revocation, to attend the Annual Meeting of Shareholders of The Herzfeld
Caribbean Basin Fund, Inc. on October 10, 1997 and any adjournments thereof and thereat to vote all shares which the undersigned would be entitled to vote if personally present, upon the following matters, as set forth in the Notice of Annual
Meeting of Shareholders, and upon such other business as may properly come before the meeting or any adjournment thereof.

                      If said attorney or any substitutes shall be present and vote at said meeting or any adjournment thereof, a majority of them so present and voting (or if only one be present and voting, then that one) shall have and exercise all the powers hereby granted. The undersigned revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

                      ALL PROXIES WILL BE VOTED, AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS NOTED HEREON.

                      IF INSTRUCTIONS ARE NOT GIVEN, THIS PROXY WILL BE TREATED AS GRANTING AUTHORITY TO VOTE IN FAVOR OF THE ELECTION OF
EACH OF THE NOMINATED DIRECTORS AND WILL BE VOTED "FOR" ITEM 2.


Please mark boxes /_/ or /_/ in blue or black ink.

1. ELECTION OF DIRECTORS:             FOR the nominees listed below  /_/
                                      WITHHOLD AUTHORITY    /_/
   (except as indicated to the contrary below)

   Bergthor Endresen, Hubert Marleau, Ted S. Williams

   INSTRUCTION:    To withhold authority to vote for any individual nominee,
                   write that nominee's name in the space provided below.

2. Proposal to ratify the selection of Kaufman, Rossin & Co. as Independent accountants for the Fund for the year ending
   June 30, 1998.

   FOR  /_/               AGAINST  /_/                    ABSTAIN  /_/

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                            Dated:___________________________, 1997

                            ______________________________________

                            ______________________________________
                            Sign here exactly as name(s) appear on the left.